                          NORTH AMERICA DTH PLATFORM
                          MEMORANDUM OF UNDERSTANDING

A. This Memorandum of Understanding dated as of July __, 1996 ("MOU") sets forth the principal terms of the agreement among Grupo Televisa, S.A. ("Televisa"), The News Corporation Limited ("News Corp."), and Tele-Communications International, Inc. ("TINTA") with respect to the development and distribution of television (other than free, conventional, over-the-air broadcast television), audio and related entertainment (as may be agreed by the Parties) program services through direct to home
     ("DTH") /*/ satellite transmission in Mexico, certain areas of the Caribbean (depending on transponder coverage) and, subject to the terms of this MOU, in the United States and Canada ("Territory"). This venture is referred to herein as the "North America Platform". Televisa, News Corp. and TINTA are collectively referred to herein as the "Parties", or each individually as a "Party".

B. News Corp. has entered into an Agreement ("Master Agreement") to own and operate a DTH platform with Globo Comunicacoes E Participacoes Ltda. ("Globo") relating to Brazil (the "Brazil Platform"). It is intended that TINTA will join the Brazil Platform.

C. Globo, Televisa, News Corp. and TINTA intend to enter into an agreement to own and operate a DTH platform for the territories in Latin America not covered by the North America Platform or the Brazil Platform (the "Multi-Country Platform"). Televisa, News Corp., Globo and TINTA intend to reach agreement on a Memorandum of Understanding, with terms similar in nature to the terms of this MOU, setting forth the principal terms of the Multi-Country Platform. The North America Platform, the Brazil Platform and the Multi-Country Platform are collectively referred to herein as the "DTH Platforms".

1.   General Terms.  The Parties hereto agree to enter into a joint venture to
     -------------
develop, own and operate direct to home satellite systems ("DTH") for the satellite transmission and distribution of program services directly to homes and cable systems in the Territory. The purchase, production and packaging of services may be carried out by the Parties jointly, independently or together with third parties where appropriate. The Parties and


- - --------------------
/*/ DTH means the transmission of digital compressed encoded signals via satellite directly to individual subscribers' integrated decoders/receivers in a manner that will allow these subscribers to receive and be billed only for the particular services or programs to which they subscribe or which they have elected to view.

Globo will enter into arrangements to coordinate the North America Platform and the other DTH Platforms in areas of mutual interest, including technology and programming.

2.   Documentation.  Upon the signing of this MOU, the Parties will prepare and
     -------------
execute as promptly as possible definitive long form documentation, including a joint venture agreement and such other agreements as may be deemed necessary or appropriate ("Definitive Documentation"), to more fully set forth the intent of the Parties as provided in this MOU. The Definitive Documentation will contain representations and warranties, covenants, exit provisions and indemnities customary in such documentation. Until such time as the Definitive Documentation is prepared and executed, this MOU (including the Schedule of General Terms attached hereto) will constitute a binding agreement among Televisa, News Corp., Globo and TINTA with respect to the subject matter hereof. It is the intent of the Parties that the implementation of the transactions contemplated by this MOU will require appropriate business plans and a program strategy (providing for a broadly based, diversified range of program services) which are mutually acceptable to the Parties. Each Party will designate representatives who will be responsible for the negotiation of the Definitive Documentation, the business plan and the program strategy.

3.   Exclusivity / Discussions with Third Parties.  The arrangements set forth
     --------------------------------------------
in this MOU and in the Definitive Documentation will be exclusive as among the Parties and Globo. The Parties and Globo agree that none of them will enter into negotiations, discussions or arrangements with any third party relating to the subject matter of this MOU or the Definitive Documentation without the consent of the others. Any discussions or negotiations with third parties contemplated by the terms of this MOU or the Definitive Documentation will be undertaken by Televisa and News Corp. jointly.

4.   Consents / Approvals.  The Parties acknowledge that the terms of the North
     --------------------
America Platform and its implementation as contemplated hereunder will require obtaining all necessary regulatory and governmental approvals. Each Party will provide such information, cooperation and assistance as may reasonably be required to obtain approval or permits required by or made necessary as a result of this MOU or the Definitive Documentation.

5.   Confidentiality / Public Announcements.  Each Party and Globo will keep
     --------------------------------------
confidential and not disclose to third parties any confidential information received from any other Party or Globo in connection with this MOU or the transactions contemplated hereunder except as required by law or regulations. Each Party and Globo will use such confidential information solely for the purpose of the transactions contemplated by this MOU. A Party and Globo may disclose such confidential information only to its officers, directors, employees or advisors who have a need to know and have agreed to keep such information confidential. There will be no public announcement made concerning the matters contemplated by this MOU without the Parties' prior consent, including in relation to the content of any such announcement, except as required by law or regulation.

6.   Governing Law.  The provisions of this MOU will be governed and interpreted
     -------------
in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of law.

7.   Prior Agreements.  This MOU supersedes all prior understandings, whether
     ----------------
written or oral, between the Parties with respect to the transactions contemplated herein, except for the PanAmSat Letter Agreement (defined in Paragraph 8 below), which shall remain in full force and effect, other than Paragraphs 3 and 4 thereof, which, as among the Parties and Globo, are superseded hereby and by the MOU for the Multi-County Platform.

8.   Satellites.  The Parties acknowledge that Televisa, Globo, News Corp. and
     ----------
PanAmSat Corporation ("PanAmSat") have entered into a letter agreement dated February 29, 1996 with respect to transponder capacity to be provided by PanAmSat for the DTH Platforms ("PanAmSat Letter Agreement"). In that connection and with respect to the North America Platform, the Parties and Globo agree as follows:

     (i) In the short-term (five years or less), the North America Platform will utilize up to 7 transponders on the Solidaridad II satellite. Televisa will assist the North America Platform in obtaining this transponder capacity.

     (ii) In the longer-term (no later than five years), the North America Platform will utilize the transponder capacity (12 transponders) previously contracted for by Televisa on PAS-5, on the terms and conditions set forth in the PanAmSat Letter Agreement.

     (iii) If the short-term commitment and long-term commitment described above overlap, the Parties will use all reasonable efforts to find alternative uses for the short-term capacity during the remainder of the five-year period, but will share all costs pro-rata, if unsuccessful.

     (iv) The Parties will consider the alternatives for transponder capacity in the United States and will make a determination with respect thereto as soon as possible and in any event within 60 days of the date hereof.

9.   Cable / MMDS Carriage.  Each Party and Globo will use reasonable efforts to
     ---------------------
carry, or cause affiliates under its control to carry, any programming services (partly or wholly owned by a Party or Globo) which are carried on the North America Platform, on commercially reasonable terms and conditions (including pricing and tiering), on any cable or MMDS systems in the Territory owned by such Party or Globo, or their respective affiliates under their control. Without limiting the generality of the foregoing, Televisa will use reasonable efforts to carry any programming services (partly or wholly-owned by a Party or Globo) which are carried on the North America Platform/Mexico, on commercially reasonable terms and conditions (including pricing and tiering) on Televisa-owned cable and MMDS systems in the Territory.

10.  Additional Countries.  Although Panama, Costa Rica, Nicaragua, Honduras, El
     --------------------
Salvador, Guatemala, Belize and certain areas of the Caribbean (depending on transponder coverage) are not included in the Territory, it is anticipated that
(i) the North America Platform/Mexico will provide SMS, conditional access and other services which are necessary due to the use of the North America Platform/Mexico's transponders in respect of Nicaragua, Honduras, El Salvador, Guatemala, Belize and such areas of the Caribbean in exchange for a fee to cover fully-allocated cost, except as the Parties may agree, and (ii) the Multi-Country Platform may ask the North America Platform/Mexico to manage/administer Panama and Costa Rica in exchange for a fee. The Parties acknowledge that areas in the Caribbean including Puerto Rico which are best covered by the footprint of the North America Platform/Mexico satellite transponders are included in the North America Platform/Mexico Territory, while other areas in the Caribbean (i.e., the islands in close proximity to South America) which are best covered by the footprint of the Multi-Country Platform's satellite transponders are included in the Multi-Country Platform Territory.

11.  United States / Canada.  The Parties will establish a DTH operation for
     ----------------------
transmission and distribution of predominantly Spanish and/or Portuguese language television program, audio and related entertainment services (as set forth in Recital A above) in the United States and Canada. For purposes of this MOU, the activities of the North America Platform are referred to as (i) "North America Platform/Mexico" with respect to activities in those countries of the Territory other than the United States and Canada (it being agreed that Puerto Rico is included in the North America Platform/Mexico) and (ii) "North America Platform/U.S." with respect to activities in the United States and Canada. The North America Platform/U.S. will be structured in such a manner as to reflect the following relative economic interests in the operations of the North America Platform/U.S.: Televisa - 55% and News Corp. - 45%, subject to the provisions of Paragraph 6 of the Schedule of General Terms. Televisa and News Corp. will enter into good faith discussions regarding the exact form and structure of the North America Platform/U.S. and the necessary procedures by which such matters as capital investments, costs and expenses, and distribution of revenues will be apportioned, provided that in all cases the agreed structure and procedures will reflect the relative economic interests of Televisa and News Corp. set forth in the preceding sentence. It is contemplated that the North America Platform/U.S. may utilize certain elements of the North America Platform/Mexico, including, among other elements, transponders, uplink facilities, SMS and conditional access in payment of a fee to cover fully allocated costs related thereto, except as the Parties may agree. Notwithstanding the foregoing, the Parties intend that, to the extent practicable, each of the North America Platform/Mexico and the North America Platform/U.S. will enter into direct arrangements with suppliers.

12.  Miscellaneous.  The Parties will agree on the legal jurisdictions of
     -------------
domicile and capital structure for the North America Platform based on an analysis of factors (including tax and regulatory considerations), provided that if the Parties cannot agree otherwise, the North America Platform/Mexico will be a Mexican sociedad de responsabilidad limitada. The signatories hereto may effect the transactions contemplated hereby through one or more wholly-owned subsidiaries and will guarantee all obligations of their affiliates (it being understood that PanAmSat is not an affiliate of Televisa).

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto and Globo have caused this Memorandum of Understanding to be duly executed as of the date first written above.


GRUPO TELEVISA, S.A.                     THE NEWS CORPORATION
                                         LIMITED


By: /s/ Jaime Davila                     By: /s/ David Evans
   -------------------------                -------------------------
Name: Jaime Davila                       Name: David Evans
Title: CEO UNIVISA                       Title:


By: /s/ Jorge Alvarez
   -------------------------
Name: Jorge Alvarez
Title:


Accepted and agreed:

GLOBO COMUNICACOES                       TELE-COMMUNICATIONS
E PARTICIPACOES LTDA.                    INTERNATIONAL, INC.


By:                                      By: /s/ Fred A. Vierra
   -------------------------                -------------------------
Name:                                    Name:  Fred A. Vierra
Title:                                   Title: Chief Executive Officer

                          NORTH AMERICA DTH PLATFORM

                           Schedule of General Terms

1.   Scope.  The North America Platform will, to the extent set forth herein and
     -----
as provided in Paragraph 11 of the MOU, be the sole vehicle for DTH operations of the Parties and Globo in the Territory. Televisa agrees not to own any interest in a DTH service in Brazil, and Globo agrees not to own any interest in a DTH service in the Territory (except as contemplated hereby).

2.   Commencement Date.  The Parties will use all reasonable efforts to secure
     -----------------
transponder capacity and take such other actions as are necessary to effect a general consumer launch of the North America Platform as soon as possible.

3.   Distribution.  The Parties will agree on the most effective and efficient
     ------------
manner to distribute all proprietary, jointly-owned and third party owned services to DTH distributors and, where appropriate, cable and MMDS distributors in the Territory. The North America Platform will have guaranteed access to the same programming services or channels (limited, with respect to the North America Platform/U.S., to Spanish or Portugese language programming) made available by each Party and Globo (including their respective affiliates under their control) to cable and MMDS systems in the Territory, at a price not in excess of the price at which such programming services or channels are made available to cable or MMDS systems, to the extent such Party or Globo (or affiliate under their control) may have such rights, it being understood that such Party and Globo will use good faith efforts to obtain such rights. The North America Platform may have one or more local distributors (each, a "Distributor"). Each Distributor will be responsible for distribution and related services as agreed between the Parties. The North American Platform/Mexico will act as the Distributor in Mexico and may obtain ancillary services from Televisa or its affiliates on an MFN basis or at fair market value, whichever is less. For purposes of this MOU, arrangements shall be "on an MFN basis" if such arrangements are on a "most favored nation" basis, determined with reference to all similar arrangements in effect on the date of this MOU or entered into from time to time hereafter, in each case with an unaffiliated, third party. Any entity in which Televisa has a significant equity interest may act (but shall not be required to act) as Distributor in its area of operation, in each case on terms and conditions no more favorable to such entity than those which would pertain in an arm's length transaction with a third party Distributor in such area. For its services, each Distributor which is not affiliated with Televisa will be paid a fee to cover its associated costs, the structure and details of which will be set forth in the business plan to be developed by the Parties. The selection of all Distributors and the agreements to be entered into with each Distributor will be made by Televisa, subject in each case to the approval of News Corp.

4.   Operating Services.  Certain services will be provided to the North America
     ------------------
Platform by an entity (the "Service Company") owned by the Parties and Globo. Initially, the Service Company will be owned one-third each by Globo, News Corp. and Televisa. If TINTA acquires an interest in the Platforms, TINTA will also acquire a 10% interest in the Service Company, such dilution to be borne equally by the other owners. The Service Company will be subject to the oversight of a Board of Directors consisting of representatives of the Parties and Globo. In addition to providing agreed upon management and coordination services to the Multi-Country Platform, the Service Company will provide such services as may be required and, in each case, as may be requested by the DTH Platforms to promote the efficiency of the DTH Platforms, which may include the following: (i) coordination of shared activities of the DTH Platforms, (ii) development and maintenance of on-air promotions, (iii) advisory assistance to each of the DTH Platforms in such areas as technology, marketing, distribution, sales and finance, (iv) assistance for cash management clearing and reporting functions,
(v) acting as agent or on behalf of the DTH Platforms with third party service providers or vendors (subject to the approval of the DTH Platforms and provided contractual relationships are maintained by the DTH Platforms, with each Platform having several and not joint liability), and (vi) establishment and management of local operations for the DTH Platforms, as applicable, subject to the approval of the relevant DTH Platform. In addition, it is contemplated that an additional entity (the "Technical Company") will own certain assets to be located in the United States and utilized by all of the DTH Platforms. The Service Company and Technical Company will provide services to the DTH Platforms, and the DTH Platforms may provide services to each other as deemed appropriate, at fully-allocated cost, except as the Parties may agree, to be apportioned among the DTH Platforms in an equitable manner. The Parties and Globo will agree upon business plans, a budget and the structure of the Service Company and Technical Company as soon as practicable.

5.   Technology.  The Parties have agreed to utilize technologies initially
     ----------
selected by News Corp. for SMS, MIS, conditional access and programming uplink services and related technology and equipment required by the North America Platform. The selected technologies will be designed to serve the best interests of the North America Platform and to achieve a system which provides for flexibility, growth and future technological development. The Parties shall make available such additional technologies as may be required by the North America Platform. Any technology or services acquired or licensed from a Party or any of its affiliates (including News Digital Systems Limited and News Datacom technology) shall be made available on an MFN basis. Such technology shall be provided pursuant to a license to utilize such technology in the DTH business and to manufacture and sell, or authorize others to manufacture and sell, equipment using or relying upon such technology. The Parties acknowledge and agree that, with respect to the North America Platform/Mexico, the pricing of technology or services acquired or licensed from News Corp. and its affiliates will provide for ramp-ups, deferrals or other arrangements during the early years (as set forth in the memorandum dated June 28, 1996, from Eugenio Gamboa to Gorm Nielsen) which will enable the North American Platform/Mexico to spread the financial burden. With respect to the North America Platform/U.S., the pricing of technology or services acquired or licensed from News Corp. and its affiliates may provide for such similar ramp-ups, deferrals or other arrangements as may be agreed upon by the Parties in good faith. The Parties acknowledge that the successful operation of a DTH Service is dependent upon the total integration, interworking and interoperability of all parts of technology used. The North America Platform will obtain indemnities and remedies in the event that any technology is defective, fails to operate on an integrated basis or fails to function as required to achieve the objectives of the business plan. Equipment for the North America Platform may be manufactured by the Parties (or their affiliates) and/or by third parties, depending upon the best interests of the North America Platform. In that connection, the Parties have agreed to enter into certain arrangements with Pace Micro Technology, Ltd. ("Pace") for the manufacture, distribution and installation of certain equipment required by the North America Platform.

6.   Platform Interests.  The respective interests in the North America Platform
     ------------------
will be as set forth on the attached Schedule 1. With respect to the North America Platform/Mexico, the Parties have agreed that (i) News Corp. will directly or indirectly transfer to TINTA or its wholly-owned subsidiary a 10% voting interest in the North America Platform/Mexico from News Corp.'s interest, and (ii) Televisa will have the right to directly or indirectly transfer to PanAmSat (or its wholly-owned subsidiary) up to a 15% interest in the North America Platform/Mexico from Televisa's interest (with Televisa retaining the voting rights with respect to such interest). With respect to the North America Platform/U.S., the Parties have agreed that (i) (A) News Corp. will directly or indirectly transfer a 10% voting interest in the North America Platform/U.S. to TINTA from News Corp.'s interest and (B) News Corp. may transfer up to 50% of the remainder of its interest in the North America Platform/U.S. to Globo pursuant to an option granted to Globo by News Corp., and (ii) (A) Televisa will have the right to directly or indirectly transfer from the interests of Televisa up to a 12% interest in the North America Platform/U.S. to PanAmSat (with Televisa retaining the right to vote such interest) and (B) Televisa will have the right to directly or indirectly transfer from the interests of Televisa such interests in the North America Platform/U.S. as are required in order for Televisa to comply with its previously disclosed contractual obligations to third parties (as such obligations may exist from time to time; provided that Televisa will not agree to any amendment, modification or replacement of those obligations that materially increases the burden of those obligations to Televisa from those in effect on the date hereof as disclosed to News Corp.). The Parties agree that additional partners may be necessary to optimize the value of the North America Platform and may agree to sell additional interests to other parties on an as needed basis by mutual consent. Except as provided above, no Party may, directly or indirectly, transfer its interest in the North America Platform except (i) to a wholly-owned subsidiary (provided that such an assignment will not relieve the original Party of its obligations), (ii) in the case of News Corp., to any entity formed pursuant to and in accordance with the Partnership Agreement dated as of August 2, 1995, between MCI Joint Venture Holdings Corporation and News America Holding Incorporated, or (iii) as mutually agreed. Any transferee of an interest from a Party in the North America Platform will acquire such interest subject to all the obligations of the transferring Party, including, without limitation, obligations of exclusivity and non-competition.

7.   Boards of Directors.  A Board of Directors will be created to govern the
     -------------------
operations of each of the North America Platform/Mexico and the North America Platform/U.S. Representation on each of the Boards will be equal between Televisa, on the one hand, and News Corp., its assignees and TINTA, on the other hand. PanAmSat will not be entitled to representation on the Board of Directors. If new partners are admitted, any expansion of the Board will require the consent of Televisa and News Corp. Joint approval by Televisa and News Corp. will be required for material decisions affecting the North America Platform (including, but not limited to, annual budget and additional partners).

8.   Management.  The Chief Executive Officer ("CEO") will have broad day-to-day
     ----------
management responsibilities. A separate Chief Financial Officer ("CFO") will be responsible for all budgetary, financial and cash management duties. The CEO and the CFO will be nominated by Televisa and appointed subject to News Corp.'s approval. The CEO and/or the CFO will be removed if Televisa and News Corp. agree, and may be removed by Televisa or News Corp. at any time for reasonable cause. If there is a deadlock on any of the "material decisions" referred to in Paragraph 7 above, the issue in question will be referred to the respective Chairmen of Televisa and News Corp. On all other decisions, deadlocks will be resolved by the CEO.

9.   Funding.  All North America Platform requirements authorized in the
     -------
business plan to be developed by the Parties will be funded pro rata by the Parties (and by any permitted transferee of an interest from a Party, as applicable) according to their respective interests in the North America Platform.

10.  Programming.  The North America Platform's programming line-up will be
     -----------
determined as set forth below. No channel intended for Mexico may be used for a program service directed toward pornography or religious or political advocacy.

     (i) Each Party (including Globo) will be required to offer each of its program services (including over-the-air, cable, sports and pay-per-view program services but not including productions which are not a program service), to the extent contractually available (as previously disclosed to the Parties) to the North America Platform on an exclusive basis as to DTH broadcast in the Territory and on arm's length terms and conditions (subject to Paragraph 3 above). The preceding sentence shall also apply to any future program services of the Parties and Globo. No Party (including Globo) will be given exclusivity as to program genre by the North America Platform.

     (ii) Televisa, News Corp. and Globo will have the right to require the North America Platform to carry 15, 10 and 10 channels, respectively, out of a total of 150 channels on the North America Platform for its own programming services ("Reserved Channels") (with TINTA having the right to require the North America Platform to carry 6 out of a total of 150 channels following the acquisition of its interest in the North America Platform), with a pro rata ramp-up so that, for example, if 75 channels were available, Televisa, News Corp. and Globo would have the right to require the North America Platform to carry 7, 5 and 5 Reserved Channels (with TINTA having the right to require the North America Platform to carry 3 channels following such acquisition), respectively; provided, however, that News Corp. shall have the right to require the North America Platform to carry within the Reserved Channels allocated to News Corp. a sports, a children's (entertainment and educational) and a music program service provided by News Corp. Televisa will have the same access to up to 10 channels on the Brazil Platform. For the purposes of this Paragraph 10, a Party or Globo shall be deemed to own a programming service in which it has a 40% or greater equity interest (or a 25% or greater equity interest, solely in the case of TINTA, which is not primarily in the business of programming) and shall be deemed not to own a programming service that it has licensed, or for which it has acquired distribution rights, from a third party. The access rights in this Paragraph 10 are personal to the Parties and Globo and may not be transferred or assigned, except to a wholly-owned subsidiary of the relevant Party or Globo, as the case may be. To the extent a Party or Globo does not use all of its Reserved Channels, such Channels will be used by the North America Platform, and as channels become open, they will be offered to the Parties as Reserved Channels, subject to the numerical limits set forth above. Notwithstanding any provision of this MOU to the contrary, the North America Platform will not be required to carry any programming service as a Reserved Channel unless such programming service is made available to the North America Platform on an exclusive basis as to DTH broadcast in the Territory.

     (iii) Program services will be offered on an a la carte basis and in packages to be determined by majority vote of a programming committee made up of four members appointed equally by Televisa and News Corp. with any deadlock being resolved as provided in Paragraph 8 above.

     (iv)   Programs may be carried as follows:

     (a) The DTH Platform may license program services for a fee (which may be fixed, based on subscriber fees and/or advertising sales).

     (b) A programmer may use Distribution Services (as hereinafter defined) for fully allocated cost (including an allocation of general and administrative expenses) plus an agreed upon spread and will pay the Platform a fee equal to 5% of net subscription revenues (such percentage to be reviewed after an agreed upon period of time). For purposes hereof, "Distribution Services" include, but are not limited to, the signal distribution system (encoding, scrambling, encryption, multiplexing, uplink, space segment, conditional access, broadcasting control automation, playback facilities, SMS and bank interface), marketing and advertising. In this alternative, the program service shall be offered as a separate tier to subscribers, the programmer shall be entitled to make all pricing decisions with respect to such tier and the programmer shall be entitled to retain all revenue derived from such tier after deduction of the fees and expenses described above. All promotion and advertising for any such tier will be coordinated with and conducted by the DTH Platform in a manner agreed upon in good faith between the programmer and the DTH Platform.

     (c) A programmer may pay the DTH Platform the fully allocated cost of Distribution Services for a program service plus an agreed upon spread, and the signal will be offered free of charge to subscribers.

     (d) A programmer may offer its program service free of charge to the DTH Platform, which will bear the cost of Distribution Services, and the division of subscriber fees and advertising sales will be negotiated case by case.

Any program service (whether or not carried on a Reserved Channel) obtained from a Party will be carried as provided in (a), (c) or (d) above; provided, however, that if the Party and the DTH Platform are unable to agree upon the license fees for such program under alternative (a), the Party, in its sole discretion, may elect to have the program service carried under alternative (b) above. Initially, programming provided by any Party under alternative (a) above to the DTH Platform to be carried on such Party's Reserved Channels will be priced as low as reasonably possible and increased periodically. The North America Platform will provide all pay-per-view programming on the Platform, except that a Party (or Globo) may use the North America Platform for pay-per-view services owned by such Party (or deemed owned by such Party, as provided in (ii) above).

11.  Costs.  The North America Platform will assume the existing obligations of
     -----
each Party which have been disclosed to the other Parties with respect to contracts for equipment and technology adaptable to the North America Platform (including previously identified expenses paid to Pace) and will assist a Party to mitigate damages for other contracts of the Parties not adaptable to the North America Platform. Any expenses incurred to date (except under assumed contracts) will be borne by the Party incurring such expenses except to the extent the services or work product related thereto are in fact used by the North America Platform and the Parties agree that the North America Platform will provide for reimbursement.

12.  Non-Compete.  Except as set forth herein, or as otherwise agreed, no Party
     -----------
will be subject to any non-compete.

13.  Name.  The Parties agree that (i) the North American Platform/Mexico will
     ----
have a perpetual and exclusive license from News Corp. (or one of its affiliates) to use the name "Sky Entertainment Services" in its Territory in exchange for a nominal fee of approximately $100, and (ii) the North American Platform/U.S. will have an exclusive license from News Corp. (or one of its affiliates) to use the name "Sky Entertainment Services" or a similar name including the word "Sky" in its Territory in exchange for a nominal fee of approximately $100 only if and for so long as the service is carried on the ASkyB satellite system and is marketed in connection with the ASkyB service, with all marketing, publicity and promotions using the mark(s) subject to the approval of ASkyB, not to be unreasonably withheld.

                                                                      Schedule 1
                                                                      ----------

                       North America Platform Interests
                       --------------------------------

                                 News Corp.   Globo     Televisa      TINTA
North America Platform/Mexico
- - -----------------------------
- - -- Initially                        40%        ----        60%         ---
- - -- Including TINTA                  30%        ----        60%          10%

North America Platform/U.S.
- - ---------------------------
- - -- Initially                        45%        ----        55%         ---
- - -- Including TINTA                  35%        ----        55%          10%